SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Wells Real Estate Fund XIV, L.P.

(Exact name of registrant as specified in its charter)

Georgia	01-0748981
(State of incorporation or organization)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250 Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-101463
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class it to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Partnership Interest
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities being registered under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”), see the “Description of the Units” section on pages 78 through 80, the “Distributions and Allocations” section on pages 80 through 85, the “Summary of Partnership Agreement” section on pages 86 through 93, and the “Reports to Investors” section on pages 118 through 119 of the Prospectus of Wells Real Estate Fund XIV, L.P. dated May 14, 2003, contained in Post-Effective Amendment No. 4 to Form S-11 Registration Statement of Wells Real Estate Fund XIV, L.P. filed with the Commission on December 22, 2003 (File No. 333-101463), which are incorporated herein by reference.

Item 2.	Exhibits.

Below are the exhibits filed as a part of this Registration Statement:

  1.    (a) Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XIV, L.P., which was included as Exhibit A to the Prospectus dated May 14, 2003, contained in Post-Effective Amendment No. 4 to Form S-11 Registration Statement of Wells Real Estate Fund XIV, L.P. filed with the Commission on December 22, 2003 (File No. 333-101463), which is incorporated herein by reference pursuant to Rule 12b-32 under the Exchange Act;

(b) Subscription Agreement of Wells Real Estate Fund XIV, L.P., which was included as Exhibit B to the Prospectus dated May 14, 2003, contained in Post-Effective Amendment No. 4 to Form S-11 Registration Statement of Wells Real Estate Fund XIV, L.P. filed with the Commission on December 22, 2003 (File No. 333-101463), which is incorporated herein by reference pursuant to Rule 12b-32 under the Exchange Act; and

2. Pages 78 through 80, pages 80 through 85, pages 86 through 93, and pages 117 through 118 of the Prospectus dated May 14, 2003, contained in Post-Effective Amendment No. 4 to Form S-11 Registration Statement of Wells Real Estate Fund XIV, L.P. filed with the Commission on December 22, 2003 (File No. 333-101463) (filed herewith pursuant to Rule 12b-23(a)(3) under the Exchange Act).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 24, 2004	WELLS REAL ESTATE FUND XIV, L.P.
(Registrant)

	By:	WELLS CAPITAL, INC.
General Partner

By: /s/ Leo F. Wells, III
Leo F. Wells, III President

	By:	/s/ Leo F. Wells, III

LEO F. WELLS, III General Partner

Pursuant to the requirements of Section 12 of the Exchange Act, the Registration Statement has been signed below by the following person on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date
/s/ Leo F. Wells, III Leo F. Wells, III	Individual General Partner and President (Chief Executive Officer), Treasurer and Sole Director of Wells Capital, Inc.	March 24, 2004

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EXHIBIT INDEX

The following documents are filed as exhibits to this report. Those exhibits previously filed and incorporated herein by reference are identified below by an asterisk. For each exhibit identified by an asterisk, there is shown below a description of the previous filing.

Exhibit Number
1(a)*	Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XIV, L.P. (Exhibit A to the Prospectus dated May 14, 2003, contained in Post-Effective Amendment No. 4 to Form S-11 Registration Statement of Wells Real Estate Fund XIV, L.P. filed with the Commission on December 22, 2003, File No. 333-101463)

1(b)*	Subscription Agreement of Wells Real Estate Fund XIV, L.P. (Exhibit B to the Prospectus dated May 14, 2003, contained in Post-Effective Amendment No. 4 to Form S-11 Registration Statement of Wells Real Estate Fund XIV, L.P. filed with the Commission on December 22, 2003, File No. 333-101463)

2	Pages 78 through 80, pages 80 through 85, pages 86 through 93, and pages 118 through 119 of the Prospectus dated May 14, 2003, contained in Post-Effective Amendment No. 4 to Form S-11 Registration Statement of Wells Real Estate Fund XIV, L.P. filed with the Commission on December 22, 2003 (File No. 333-101463)

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